NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES SIX MONTHS AND 2ND QUARTER FINANCIAL RESULTS FOR FISCAL 2024

Total MRI scan volume at the HMCA-managed sites increased 13% to 101,990 scans for the six months ending December 31, 2023 versus the corresponding period one year earlier.

Cash and cash equivalents and short-term investments increased 4% to $53.2 million at December 31, 2023, versus the fiscal year ended June 30, 2023.

Total Revenues-Net for the six month period ended December 31, 2023 increased by 8% to $51.2 million, and for the quarter ended December 31, 2023 increased by 5% to $25.4 million, versus corresponding periods one year earlier.

Income from Operations for the six month period ended December 31, 2023 increased 41% to $11.4 million, and for the quarter ended December 31, 2023 increased 15% to $4.9 million, versus the corresponding periods one year earlier.

Net Income for the six months ended December 31, 2023 increased 83% to $10.0 million, and for the quarter ended December 31, 2023 increased 64% to $4.6 million, versus corresponding periods one year earlier.

Diluted Net Income per Common Share for the six month period ended December 31, 2023 increased 87% to $1.12 and for the quarter ended December 31, 2023 increased 69% to $0.54, versus the corresponding periods one year earlier.

Net Book Value Per Common Share increased to $24.70 per share at December 31, 2023.

MELVILLE, NEW YORK, February 14, 2024 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the six month period and 2nd quarter of fiscal 2024 which ended December 31, 2023. FONAR’s primary source of income is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 42 MRI scanners in New York (25) and in Florida (17).

Financial Results

Income Statement Items

Total Revenues-Net for the quarter ended December 31, 2023 increased 5% to $25.4 million, as compared to $24.3 million for the corresponding quarter ended December 31, 2022. Total Revenues-Net for the six months ended December 31, 2023 increased 8% to $51.2 million, as compared to $47.4 million for the corresponding six month period ended December 31, 2022.

Income from Operations for the quarter ended December 31, 2023 increased 15% to $4.9 million as compared to $4.2 million for the corresponding quarter ended December 31, 2022. Income from Operations for the six months ended December 31, 2023 increased 41% to $11.4 million as compared to $8.1 million for the corresponding six month period ended December 31, 2022.

Net Income for the quarter ended December 31, 2023 increased 64% to $4.6 million as compared to $2.8 million for the corresponding quarter ended December 31, 2022. Net Income for the six months ended December 31, 2023 increased 83% to $10.0 million as compared to $5.5 million for the corresponding six month period ended December 31, 2022.

Diluted Net Income per Common Share Available to Common Stockholders for the quarter ended December 31, 2023 increased 69% to $0.54 as compared to $0.32 for the corresponding quarter ended December 31, 2022.

Diluted Net Income per Common Share Available to Common Stockholders for the six months ended December 31, 2023 increased 87% to $1.12 as compared to $0.60 for the corresponding six month period ended December 31, 2022.

Selling, general & administrative expenses (SG&A) for the quarter ended December 31, 2023 decreased 15% to $5.6 million, as compared to $6.6 million for the corresponding quarter ended December 31, 2022. SG&A for the six months ended December 31, 2023 decreased 19% to $10.5 million as compared to $12.9 million for the corresponding six months ended December 31, 2022.

Cash Flow Statement Item

Operating Cash Flow for the six-month period ended December 31, 2023 increased 14% to $6.7 million, compared to $5.9 million for the six-month period ended December 31, 2022.

Balance Sheet Items

Cash and cash equivalents and short term investments were $53.3 million at December 31, 2023 as compared to $51.3 million at June 30, 2023.

Total Current Assets at December 31, 2023 were $132.5 million as compared to $125.7 million at June 30, 2023.

Total Assets were $202.3 million at December 31, 2023 as compared to $200.6 million at June 30, 2023.

Total Current Liabilities were $14.2 million at December 31, 2023 as compared to $15.6 million at June 30, 2023.

Total Liabilities at December 31, 2023 were $46.0 million, as compared to $49.8 million at June 30, 2023.

Total Stockholders’ Equity at December 31, 2023 was $156.3 million, as compared to $150.8 million at June 30, 2023.

Financial Ratios

The ratio of Total Assets / Total Liabilities at December 31, 2023 was 4.4 as compared to 4.0 at June 30, 2023.

Working Capital increased 8% to $118.4 million at December 31, 2023 as compared to $110.0 million at June 30, 2023.

Net Book Value Per Common Share increased to $24.70 per share at December 31, 2023’

Management Discussion

Timothy Damadian, president and CEO of FONAR, said, “I’m pleased to report that the total scan volume at HMCA-managed MRI centers in the second quarter of Fiscal 2024 was a record 51,246, which was 12.8% higher than the scan volume in the corresponding quarter of Fiscal 2023 (45,412). Further, the scan volume in the first six months of Fiscal 2024 was a record 101,990, which was 13.5% higher than the scan volume in the corresponding six months of Fiscal 2023 (89,888).”

“A primary reason for the growth was the opening of the new center in Casselberry, Florida last March. In addition, an HMCA-managed Stand-Up MRI will soon open in the Bronx. There already is a long-standing and very busy Stand-Up MRI center on the east side of the Bronx and the next will be in the south. Between these two Bronx centers, access to the very popular Stand-Up® MRI technology will be substantially broadened for the entire borough.”

“Another reason for the growth in scan volume has been the return to regular business hours at all of the HMCA-managed facilities. Prolonged periods of reduced business hours were the result of COVID-related staffing shortages, particularly among MRI technologists. Competing for competent employees from an industry-wide, shrinking labor pool has not been easy. Thankfully, we have largely solved the problem through an intense and innovative recruiting campaign.”

“I would also like to report that pursuant to our September 13, 2022 announcement of a FONAR stock repurchase plan of up to $9 million, the Company has, as of December 31, 2023, repurchased 218,656 shares at a cost of $3,644,101. FONAR is limited by the manner, timing, price, and volume restrictions of its share repurchases as prescribed in the safe harbor provisions of Rule 10b-18.”

Mr. Damadian concluded, “I’m pleased with our current rate of growth. In the past, we have added MRI scanners to facilities when the demand for MRIs was approaching their scanning capacities, or where the introduction of high-field MRI technology significantly expanded the referring physician base. It’s been a very successful strategy, and so we will continue to pursue it. As always, we also seek to establish new locations or to acquire existing centers that will enhance our existing networks and increase their profitability. Currently, we manage 42 MRI scanners, 25 in New York and 17 in Florida. Fiscal 2024 looks very promising, and so I remain grateful for our management team and all of our employees.”

Significant Event

Opening of the Raymond V. Damadian, M.D. Memorial Museum

On December 20, 2023, FONAR opened the Raymond V. Damadian, M.D. Memorial Museum at its corporate headquarters in Melville, New York. Adjacent to the front lobby, the museum includes a recreation of the making of the world’s first MRI image on the world’s first MRI scanner, Indomitable, at the Downstate Medical Center in Brooklyn, New York on July 2 and 3, 1977.

The display includes an exact replica of Indomitable along with life-size figures of the three inventors: Dr. Raymond V. Damadian and his two postgraduate students, Lawrence Minkoff and Michael Goldsmith.

The walls of the museum are lined with panels of captioned pictures, documents, and publications covering Dr. Damadian’s personal and family history; his discovery that made and continues to make MRI possible; the building of Indomitable; the making of the first MRI image; the formation and history of FONAR; and Dr. Damadian’s achievements, honors, awards, victories, disappointments and his expression of gratitude to God.

The museum also includes an interactive display, some of Dr. Damadian’s personal items, and many historical artifacts. The opening was attended by corporate employees and family members, and is now open to the public by appointment. To make an appointment, contact Daniel Culver, Director of Communications, at RVDmuseum@fonar.com.

FONAR Legacy

The World’s First Clinical Trials for MRI Were Conducted on a FONAR Scanner

FONAR Corporation, founded in July, 1978, was the world’s first MRI company. It introduced the world’s first commercial MRI in 1980, the FONAR QED 80, the first of which was installed at the radiology practice of Ross, Lie, Thompson & Associates, in Mayfield Heights, Ohio later in the same year. Dr. Damadian and Dr. Ronald J. Ross, M.D., the senior member of the practice, were members of the Class of 1960 at the Albert Einstein College of Medicine in Bronx, New York.

It was there at Dr. Ross’ practice where the first clinical trials on an MRI scanner were conducted. The event was covered in the June 1981 issue of Radiology/Nuclear Medicine Magazine (1). The headline on the front cover, “NMR Clinical Trials Begin,” was accompanied by an image of the thorax produced by the QED 80, a corresponding CT image, and the diagnosis based on the two studies. [Note: The descriptor “MRI” has since replaced “NMR,” an abbreviation for Nuclear Magnetic Resonance.]

In November 1981, Dr. Ross and colleagues presented their findings at the annual meeting of the Radiological Society of North America (RSNA), the world’s largest medical meeting in the field of radiology (2). Their results were subsequently published in the peer-reviewed journal, Radiology (3), in April 1982.

Bibliography:

(1)	https://www.fonar.com/pdf/Radiology-nuclear-medicine-magazine.pdf
(2)	Presented at the Sixty-Seventh Scientific Assembly and Annual Meeting of the Radiological Society of North America (RSNA), Chicago, Il, Nov. 15-20, 1981.

(3) R. J. Ross, M.D., J. Thompson, M.D., K. Kim, M.D., and R. A. Bailey, M.D., Radiology 143: 195-205, April 1982, “Nuclear Magnetic Resonance Imaging and Evaluation of Human Breast Tissue: Preliminary Clinical Trials.” https://pubs.rsna.org/doi/10.1148/radiology.143.1.7063727

About FONAR

FONAR, The Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI Company in the industry. FONAR went public in 1981 (Nasdaq:FONR). FONAR sold the world’s first commercial MRI to Ronald J Ross, MD, Cleveland, Ohio. It was installed in 1980. Dr. Ross and his team began the world’s first clinical MRI trials in January 1981. The results were reported in the June 1981 edition of Radiology/Nuclear Medicine Magazine and the April 1982 peer-reviewed article in the Journal Radiology. The technique used for obtaining T1 and T2 values was the FONAR technique (Field fOcusing Nuclear mAgnetic Resonance), not the back projection technique. www.fonar.com/innovations-timeline.html.

FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down, “weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the cerebrospinal fluid (CSF) of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT®, and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™, MultiPosition™, UPRIGHT RADIOLOGY™, pMRI™, CFS Videography™, Dynamic™ and The Proof is in the Picture™, are trademarks of Fonar Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2023	June 30, 2023
Current Assets:
Cash and cash equivalents	$53,225	$51,280
Short-term investments	33	33
Accounts receivable – net	3,881	3,861
Accounts receivable - related party	60	—
Medical receivable – net	22,548	21,259
Management and other fees receivable – net	39,352	35,888
Management and other fees receivable – related medical practices – net	9,267	9,162
Inventories	2,835	2,570
Prepaid expenses and other current assets	1,341	1,608
Total Current Assets	132,542	125,661

Accounts receivable – long term	376	710
Note receivable – related party	577	—
Deferred income tax asset	7,758	10,042
Property and equipment – net	20,109	22,146
Right-of-use Asset – operating lease	32,234	33,069
Right-of-use Asset – financing lease	630	729
Goodwill	4,269	4,269
Other intangible assets – net	3,266	3,432
Other assets	501	524
Total Assets	$202,262	$200,582

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2023	June 30, 2023
Current Liabilities:
Current portion of long-term debt	$45	$44
Accounts payable	1,335	1,579
Other current liabilities	3,460	5,444
Unearned revenue on service contracts	3,804	3,832
Unearned revenue on service contracts – related party	55	—
Operating lease liability - current portion	4,658	3,905
Financing lease liability - current portion	222	218
Customer deposits	600	602

Total Current Liabilities	14,179	15,624

Long-Term Liabilities:
Unearned revenue on service contracts	376	760
Deferred income tax liability	395	395
Due to related medical practices	93	93
Operating lease liability – net of current portion	30,299	32,105
Financing lease liability – net of current portion	508	620
Long-term debt, less current portion	92	115
Other liabilities	23	42

Total Long-Term Liabilities	31,786	34,130
Total Liabilities	45,965	49,754

 FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS’ EQUITY:	December 31, 2023	June 30, 2023
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2023 and June 30, 2023, 313 issued and outstanding at December 31, 2023 and June 30, 2023	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2023 and June 30, 2023, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2023 and June 30, 2023, 6,332 and 6,462 issued at December 31, 2023 and June 30, 2023, respectively 6,328 and 6,451 outstanding at December 31, 2023 and June 30, 2023 respectively	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at December 31, 2023 and June 30, 2023; .146 issued and outstanding at December 31, 2023 and June 30, 2023	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2023 and June 30, 2023, 383 issued and outstanding at December 31, 2023 and June 30, 2023	—	—
Paid-in capital in excess of par value	180,607	182,613
Accumulated deficit	(16,326)	(24,191)
Treasury stock, at cost - 4 shares of common stock at December 31, 2023 and 11 shares of common stock at June 30, 2023	(395)	(516)
Total Fonar Corporation’s Stockholders’ Equity	163,887	157,907
Non controlling interests	(7,590)	(7,079)
Total Stockholders’ Equity	156,297	150,828
Total Liabilities and Stockholders’ Equity	$202,262	$200,582

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2023	2022
Patient fee revenue – net of contractual allowances and discounts	$8,221	$7,129
Product sales – net	55	170
Service and repair fees – net	1,778	1,838
Service and repair fees - related parties – net	28	28
Management and other fees – net	12,316	12,092
Management and other fees - related medical practices – net	2,988	2,999
Total Revenues – Net	25,386	24,256
COSTS AND EXPENSES
Costs related to patient fee revenue	4,602	4,023
Costs related to product sales	302	214
Costs related to service and repair fees	784	722
Costs related to service and repair fees - related parties	12	11
Costs related to management and other fees	7,208	6,622
Costs related to management and other fees – related medical practices	1,590	1,492
Research and development	416	342
Selling, general and administrative	5,587	6,598
Total Costs and Expenses	20,501	20,024
Income From Operations	4,885	4,232
Other Expense	—	(208)
Other Income – Related party	577	—
Interest Expense	(10)	(12)
Investment Income	534	263
Income Before Provision for Income Taxes and Non controlling Interests	5,986	4,275
Provision for Income Taxes	(1,366)	(1,463)
Net Income	4,620	2,812
Net Income – Non controlling Interests	(861)	(580)
Net Income – Attributable to FONAR	$3,759	$2,232
Net Income Available to Common Stockholders	$3,525	$2,097
Net Income Available to Class A Non-Voting Preferred Stockholders	$175	$101
Net Income Available to Class C Common Stockholders	$59	$34
Basic Net Income Per Common Share Available to Common Stockholders	$0.55	$0.32
Diluted Net Income Per Common Share Available to Common Stockholders	$0.54	$0.32
Basic and Diluted Income Per Share – Class C Common	$0.16	$0.09
Weighted Average Basic Shares Outstanding – Common Stockholders	6,437	6,527
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,565	6,655
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
REVENUES	2023	2022
Patient fee revenue – net of contractual allowances and discounts	$16,896	$13,205
Product sales – net	219	200
Service and repair fees – net	3,643	3,658
Service and repair fees - related parties – net	55	55
Management and other fees – net	24,436	24,342
Management and other fees - related medical practices – net	5,975	5,987
Total Revenues – Net	51,224	47,447
COSTS AND EXPENSES
Costs related to patient fee revenue	9,029	7,822
Costs related to product sales	405	383
Costs related to service and repair fees	1,633	1,440
Costs related to service and repair fees - related parties	25	22
Costs related to management and other fees	14,231	13,124
Costs related to management and other fees – related medical practices	3,109	2,890
Research and development	883	691
Selling, general and administrative	10,453	12,932
Total Costs and Expenses	39,768	39,304
Income From Operations	11,456	8,143
Other Income (Expense)	1	(197)
Other Income – Related party	577	—
Interest Expense	(58)	(27)
Investment Income	1,040	414
Income Before Provision for Income Taxes and Non controlling Interests	13,016	8,333
Provision for Income Taxes	(3,036)	(2,871)
Net Income	9,980	5,462
Net Income – Non controlling Interests	(2,115)	(1,183)
Net Income – Attributable to FONAR	$7,865	$4,279
Net Income Available to Common Stockholders	$7,375	$4,020
Net Income Available to Class A Non-Voting PreferredStockholders	$365	$193
Net Income Available to Class C Common Stockholders	$125	$66
Basic Net Income Per Common Share Available to Common Stockholders	$1.14	$0.62
Diluted Net Income Per Common Share Available to Common Stockholders	$1.12	$0.60
Basic and Diluted Income Per Share – Class C Common	$0.33	$0.17
Weighted Average Basic Shares Outstanding – Common Stockholders	6,448	6,534
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,576	6,662
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$9,980	$5,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,415	2,218
Amortization on right-of-use assets	2,146	2,238
Provision for bad debts	355	2,891
Deferred income tax – net	2,284	2,306
Gain on sale of equipment – related party	(577)	—
(Increase) decrease in operating assets, net:
Accounts, medical and management fee receivable(s)	(4,958)	(3,375)
Notes receivable	50	11
Inventories	(265)	(274)
Prepaid expenses and other current assets	217	60
Other assets	22	—
Increase (decrease) in operating liabilities, net:
Accounts payable	(244)	(685)
Other current liabilities	(2,341)	(3,228)
Operating lease liabilities	(2,265)	(1,874)
Financing lease liabilities	(108)	(126)
Customer deposits	(3)	271
Other liabilities	(19)	(33)
Net cash provided by operating activities	6,689	5,862
Cash Flows from Investing Activities:
Purchases of property and equipment	(192)	(1,362)
Cost of patents	(20)	(74)
Net cash used in investing activities	(212)	(1,436)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	(21)	(15)
Purchase of treasury stock	(1,885)	(478)
Distributions to non controlling interests	(2,626)	(3,151)
Net cash used in financing activities	(4,532)	(3,644)
Net Increase in Cash and Cash Equivalents	1,945	782
Cash and Cash Equivalents - Beginning of Period	51,280	48,723
Cash and Cash Equivalents - End of Period	$53,225	$49,505